Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2010 relating to the consolidated financial statements and financial statement schedule, which appears in Cambrex Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP
Woodbridge, New Jersey
April 23, 2010